UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 17, 2010

XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)

(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 17, 2010, XO Holdings, Inc. (the “Company”) held its annual meeting of stockholders in New York, New York. At the meeting, stockholders considered and approved one proposal, the election of eight directors to hold office until the 2011 annual meeting of stockholders and/or until their respective successors have been duly elected and qualified.  The proposal is described in more detail in the Company’s definitive proxy statement filed on April 30, 2010.

The vote results detailed below represent the final results as certified by the Inspector of Elections:

Proposal

Election of directors for a one-year term.

The voting tally below represents 745,526,618 submitted proxies and ballots, approximately 96% of the outstanding voting rights of the Company entitled to vote at the meeting.

Director	For	Withhold Authority
Carl C. Icahn	712,023,286	33,503,332
Carl J. Grivner	712,497,603	33,029,015
Vincent J. Intrieri	709,565,828	35,960,790
David S. Schechter	712,499,147	33,027,471
Keith Meister	709,563,289	35,963,329
Robert Knauss	699,428,493	46,098,125
Fredrik Gradin	702,364,015	43,162,603
Harold First	701,940,319	43,586,299

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Laura W. Thomas
	Name:	Laura W. Thomas
	Title:	Senior Vice President and Chief Financial Officer

Date: June 22, 2010